UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2008

Evergreen Energy Inc.
 (Exact Name of Registrant as Specified in Charter)

Delaware	001-14176	84-1079971
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 17th Street, Suite 1300, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 293-2992

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2008, Evergreen Energy Inc. (the “Company”) entered into multiple agreements (the “Agreements”) with certain existing noteholders  (each, a “Noteholder” and collectively, the “Noteholders”) to exchange (the “Exchanges”) $42,695,000 in aggregate principal amount of the 8.00% convertible secured notes due 2012, CUSIP No. 30024BAA2, of the Company (the “Notes”), for an aggregate of 33,410,048 shares of the Company’s common stock, with a par value $.001 per share, and without restrictive trading legend (the “Common Stock”) and $3.5 million in cash.  The Notes are governed by an indenture (the “Indenture”) dated July 30, 2007, by and among the Company, U.S. Bank National Association as trustee (the “Trustee”), and Evergreen Operations, LLC, KFx Plant, LLC, KFx Operations, LLC, Landrica Development Company, and Buckeye Industrial Mining Co. (the “Guarantors”).  The terms of the Notes and the Indenture are described in Exhibit 4.1 on Form 8-K filed by the Company on July 30, 2007.  Such description is incorporated by reference herein.

The Agreements contain customary representations and warranties, and conditions to be met prior to each of the Closings.  If the Closings do not occur by the fifth (5th) trading date after their scheduled date because of a breach of the conditions to the Closings by a party, then the non-breaching party has the option to terminate the Agreement without liability.  The Agreements do not contain any indemnification provision.

Prior to each Exchange of Notes for Common Stock, each of the Noteholders agreed to release each guarantee issued pursuant to the Indenture with respect to such Notes being exchanged such that, at the time of each Exchange, such Notes being exchanged shall not be guaranteed securities and shall be solely securities of the Company.  In addition, the Noteholders agreed to waive certain rights and covenants under the Indenture.  The Exchanges will be made pursuant to Section 3(a)(9) the Securities Act of 1933, as amended. No commission or remuneration was paid or given, directly or indirectly, for soliciting such Exchange.

On September 30, 2008, the Company received the requisite consents to amend the Indenture and in compliance with the terms and provisions of the Indenture, the Company, each of the Guarantors and the Trustee, executed a supplemental indenture (the “Supplemental Indenture”).  The Supplemental Indenture amends the Indenture to eliminate substantially all of the restrictive covenants, to release the security interests in the collateral securing the Notes and to make certain other conforming changes to the Indenture.

The foregoing summary of the terms of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description
4.1
Supplemental Indenture, dated September 30 2008, by and among Evergreen Energy Inc., Evergreen Operations, LLC, KFx Plant, LLC, KFx Operations, LLC, Landrica Development Company, Buckeye Industrial Mining Co. and U.S. Bank National Association

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN ENERGY INC.

Date: October 1, 2008	By:	/s/ DIANA L. KUBIK
	Name:	Diana L. Kubik
	Title:	Vice President and Chief Financial Officer

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